Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cal Dive International, Inc. Amended and Restated 2006 Long Term Incentive Plan of our report dated February 28, 2007, with respect to the consolidated and combined financial statements of Cal Dive International, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Houston, Texas
August 2, 2007